UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2009

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2009, Ener1, Inc. ("Ener1") entered into a Stock Purchase Agreement (the "Agreement") with ITOCHU Corporation ("ITOCHU") under which ITOCHU purchased 3,236,246 shares of Ener1 common stock at a price of $6.18 per share. The price per share was determined based upon the average closing price for the fifty trading days preceding November 30, 2009. The Agreement is included herein as exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On December 1, 2009, Ener1 sold 3,236,246 unregistered shares of Ener1 common stock to ITOCHU under the Agreement at a price of $6.18 per share. The shares were issued under the exemption from registration afforded by the provisions of Section 4(2) of the Securities Act of 1933 as amended (the "Securities Act") and Rule 506 of Regulation D pursuant to the Securities Act.

Item 7.01 Regulation FD Disclosure.

On December 7, 2009, Ener1 issued a press release entitled "Lithium-Ion Battery Maker Ener1 Receives $20 Million Strategic Equity Investment from ITOCHU Corporation." The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Stock Purchase Agreement dated December 1, 2009
Exhibit 99.1 Press Release dated December 7, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

December 7, 2009	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement dated December 1, 2009
99.1	Press release dated December 7, 2009